Exhibit 99.1

PRESS RELEASE

CONTACT:

Investors
Mike Smith
719-637-5773
michael.smith@vectrus.com

Media
George Rhynedance
719-637-4182
george.rhynedance@vectrus.com

Vectrus Announces First Quarter 2015 Financial Results

•	First quarter results tracking to full year guidance

•	Phase-in operations on track to contribute later in 2015

•	Core business continues to stabilize

•	Reiterates 2015 annual guidance

COLORADO SPRINGS, Colo., May 6, 2015 — Vectrus, Inc. (NYSE:VEC) announced first quarter 2015 results which included revenue of $260.9 million, operating income of $9.4 million and diluted earnings per share of $0.46. For the quarter ended March 27, 2015, net cash used in operating activities was $27.2 million and free cash flow1 use was $27.7 million.
"We are reporting financial results that are tracking to our annual guidance for 2015," said Ken Hunzeker, chief executive officer and president of Vectrus. "As we begin our first full year as an independent company, we remain optimistic about our backlog, our phase-in progress on the new business wins, and a stabilizing core business to deliver on our 2015 expectations."
Phase-in Progress
New business phase-ins are progressing as expected. The Turkey-Spain Base Maintenance contract team completed phase-in activities and assumed full-operating capability on March 28. The U.S. Army Corps of Engineers Enterprise Information Management and Information Technology Support Services contract team continues to successfully meet the milestone schedule and is expected to assume full operating capability by the end of July. The Thule Base Maintenance contract phase-in is proceeding as directed by the customer while the company waits for a decision

Exhibit 99.1

by the Court of Federal Claims regarding the award protests. Vectrus still expects new contract wins to contribute approximately $150 million in revenue in 2015.
Core Business Stabilizing
"We saw our non-Afghanistan business, which we refer to as "the core business," stabilize year over year at $217.3 million for the first quarter," said Hunzeker. "Afghanistan revenue in the first quarter was $43.6 million and in line with our expectations. We anticipate growth in our core business, primarily attributed to the new contract wins, which we expect will offset the revenue decline in Afghanistan contract activity."

First Quarter 2015 Results

•	Revenue $260.9 million

•	Operating income $9.4 million; adjusted operating income[1] $9.5 million

•	Operating margin 3.6 percent; adjusted operating margin[1] 3.6 percent

•	Diluted earnings per share $0.46; adjusted diluted earnings per share[1] $0.47

First quarter 2015 revenue of $260.9 million declined $43.0 million or 14.2 percent compared to the first quarter of 2014. On an adjusted basis, first quarter 2015 revenue1 of $260.9 million declined $35.7 million or 12.0 percent compared to the first quarter of 2014.
Programs based in Afghanistan contributed $43.6 million of revenue in the first quarter of 2015, down an anticipated $37.1 million compared to the first quarter of 2014. On an adjusted basis the declines were partially offset by an increase in our core business revenue, which we believe signifies stabilization of the core business.
Operating income was $9.4 million or 3.6 percent operating margin in the first quarter of 2015, compared to $17.6 million or 5.8 percent in the first quarter of 2014.
"On an adjusted basis, operating income1 was $9.5 million or 3.6 percent operating margin in the first quarter of 2015, compared to $18.8 million or 6.3 percent in 2014," said Matt Klein, chief financial officer at Vectrus. "We remain committed to improving operating margin over time."
First quarter 2015 diluted earnings per share were $0.46 compared to $1.07 in 2014 and adjusted diluted earnings per share1 were $0.47 compared to $1.15 in 2014.
For the quarter ended March 27, 2015, cash used in operating activities was $27.2 million compared to cash used in operating activities of $56.5 million during the same period in 2014. Free cash flow1 used was $27.7 million for the quarter ended March 27, 2015, compared to $57.0 million used during the same period in 2014.
"While the first quarter resulted in the use of cash consistent with normal seasonal patterns, we witnessed significant improvement year over year," said Klein.
For the quarter ending March 27, 2015, book-to-bill2 ratio was 0.6x. The Company ended the quarter with total backlog of $2.6 billion, which excludes the Oct. 2014 award of the Thule Base Maintenance contract. Funded backlog at March 27, 2015, was $696.8 million.

Exhibit 99.1

2015 Guidance
The company is reiterating its 2015 annual guidance which includes:

(In millions, except Adjusted Operating Margin and per share amounts)	2015 Guidance
Revenue	$1,100	to	$1,200
Adjusted Operating Margin [3]	3.2%	to	3.6%
Free Cash Flow [4]	$15	to	$19
Adjusted EPS, diluted [5]	$1.76	to	$2.23
The Company notes that forward-looking statements of future performance made in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call
Management representatives will conduct an investor briefing and conference call at 8 a.m. ET on Thursday, May 7, 2015. U.S.-based participants may dial in to the conference call at 888-430-8709, while international participants may dial 719-457-2628. Passcode for both is 1917873. For all other listeners, a live webcast of the briefing and conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com.

A replay of the briefing will be posted on the Vectrus website shortly after completion of the call, and will remain available for one year. A telephonic replay will also be available through May 21 at 877-870-5176 (domestic) or 858-384-5517 (international) with passcode 1917873.

###
Footnotes:
1 See “Key Performance Indicators and Non-GAAP Financial Measures.”
2 Adjusted book-to-bill is the amount of adjusted funded orders divided by adjusted revenue for the period.
3 See “Key Performance Indicators and Non-GAAP Financial Measures.” Full year 2015 adjusted operating margin guidance excludes the pretax impact of separation costs incurred to become a stand-alone public company in the amount of $500K.
4 Full-year 2015 free cash flow guidance is GAAP net cash provided by operating activities less estimated capital expenditures of $2M.
5 See “Key Performance Indicators and Non-GAAP Financial Measures.” Full-year 2015 adjusted diluted EPS guidance reflects the impact, net of tax, of separation costs incurred to become a stand-alone public company in the amount of $320K or $.03 per share. The total number of estimated weighted average diluted common shares outstanding is 10.8M at Dec. 31, 2015.

About Vectrus
Vectrus is a leading, global government services company with a history in the services market that dates back more than 50 years. The company provides infrastructure asset management, information technology and network communication services, and logistics and supply chain

Exhibit 99.1

management services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to their mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes more than 5,000 employees spanning 85 locations in 15 countries. In 2014, Vectrus generated sales of $1.2 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and YouTube.
Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements about the spin-off of Vectrus, Inc. (the "Company") from Exelis Inc. (The “Separation”), the terms and the effect of the separation and related matters, future strategic plans and other statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of guidance or future operating or financial performance. Whenever used, words such as "may", "will", "likely", "anticipate", "estimate", "expect", "project", "intend", "plan", "believe", "target", "could," "potential," "continue," or similar terminology. These statements are based on the beliefs and assumptions of the management of the company based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The company undertakes no obligation to update our forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: risks and uncertainties relating to the spin-off, including whether the spin-off and related transactions will result in any tax liability, the operational and financial profile of the Company or any of its businesses after giving effect to the spin-off, and the ability of the Company to operate as an independent entity; economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or international government defense budgets; protests of new awards; our ability to submit proposals for and/or win all potential opportunities in our pipeline; changes in technology, intellectual property matters, government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; delays in completion of the U.S. Government's budget; our success in expanding our geographic footprint or broadening our customer base; our ability to realize the full amounts reflected in our backlog and retain and renew our existing contracts; impairment of goodwill; misconduct of our employees, subcontractors, agents and business partners; our ability to control costs; our level of indebtedness; subcontractor performance; economic and capital markets conditions; ability to retain and recruit qualified personnel; security breaches and other disruptions to our information technology and operations; changes in our tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; and other factors described in Item Part I, Item 1A – “Risk Factors,” and elsewhere in our 2014 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission (SEC).

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended
	March 27,	March 29,
(In thousands, except per share data)	2015	2014
Revenue	$260,920	$303,951
Cost of revenue	236,382	267,934
Selling, general and administrative expenses	15,183	18,461
Operating income	9,355	17,556
Interest (expense) income, net	(1,596)	22
Income from continuing operations before income taxes	7,759	17,578
Income tax expense	2,794	6,343
Net income	$4,965	$11,235

Earnings per share ¹
Basic	$0.47	$1.07
Diluted	$0.46	$1.07
Weighted average common shares outstanding - basic	10,495	10,474
Weighted average common shares outstanding - diluted	10,780	10,474

¹ For periods ended September 27, 2014 and prior, basic and diluted earnings per share are computed using the number of shares of Vectrus common stock outstanding on September 27, 2014, the date on which the Vectrus common stock was distributed to the shareholders of Exelis Inc.

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

	March 27,	December 31,
(In thousands, except share information)	2015	2014
Assets	(unaudited)
Current assets
Cash	$28,749	$42,823
Receivables	212,321	202,732
Costs incurred in excess of billings	9,601	7,112
Other current assets	22,658	10,883
Total current assets	273,329	263,550
Plant, property and equipment, net	8,480	8,920
Goodwill	216,930	216,930
Long-term debt issuance costs, net	3,331	3,516
Other non-current assets	6,705	6,575
Total non-current assets	235,446	235,941
Total Assets	$508,775	$499,491
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	104,446	114,487
Billings in excess of costs	10,773	5,806
Compensation and other employee benefits	33,187	36,580
Deferred tax liability	24,610	25,414
Short-term debt	16,375	11,375
Other accrued liabilities	52,156	37,073
Total current liabilities	241,547	230,735
Long-term debt	121,000	126,000
Deferred tax liability	74,070	75,337
Other non-current liabilities	13,105	13,544
Total non-current liabilities	208,175	214,881
Total liabilities	449,722	445,616
Commitments and contingencies
Shareholders' Equity
Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; 10,528,031 and 10,484,974 shares issued and outstanding	105	105
Additional paid in capital	54,434	52,967
Retained earnings	8,296	3,331
Accumulated other comprehensive loss	(3,782)	(2,528)
Total shareholders' equity	59,053	53,875
Total Liabilities and Shareholders' Equity	$508,775	$499,491

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
(In thousands)	March 27, 2015	March 29, 2014
Operating activities
Net income	4,965	11,235
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	920	735
Stock-based compensation	1,879	—
Amortization of debt issuance costs	185	—
Changes in assets and liabilities:
Receivables	(9,589)	(42,219)
Other assets	(14,409)	(1,847)
Accounts payable	(10,784)	(9,087)
Billings in excess of costs	4,967	(7,184)
Deferred taxes	(2,071)	(381)
Compensation and other employee benefits	(3,393)	(10,577)
Other liabilities	101	2,874
Net cash used in operating activities	(27,229)	(56,451)
Investing activities
Purchases of capital expenditures	(465)	(507)
Net cash used in investing activities	(465)	(507)
Financing activities
Proceeds from insurance financing	14,857	—
Payment of employee withholding taxes on share-based compensation	(724)	—
Transfer to Former Parent, net	—	53,913
Net cash provided by financing activities	14,133	53,913
Exchange rate effect on cash	(513)	(38)
Net change in cash	(14,074)	(3,083)
Cash-beginning of year	42,823	10,446
Cash-end of period	28,749	7,363
Supplemental Disclosure of Cash Flow Information:
Interest paid	$915	$7
Income taxes paid	$37	$—
Non-cash investing activities:
Purchase of capital expenditures on account	$34	$24

Exhibit 99.1

Key Performance Indicators and Non-GAAP Financial Measures
The primary financial performance measures Vectrus uses to manage its business and monitor results of operations are revenue trends and operating income trends. In addition, we consider adjusted revenue, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, and free cash flow, to be useful to management and investors in evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives.
Adjusted revenue, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, and free cash flow, however, are not measures of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for revenue, operating income, net income, diluted earnings per share, or net cash provided by operating activities as determined in accordance with GAAP. Reconciliations of adjusted revenue, adjusted operating income, adjusted net income, adjusted diluted earnings per share, and free cash flow are provided below.
“Adjusted revenue” is defined as revenue adjusted to exclude the TARS program revenue which has been retained by Exelis.
“Adjusted operating income” is defined as net income, adjusted to exclude income taxes, interest expense, TARS program operating income, and separation costs incurred to become a public company.
“Adjusted operating margin” is defined as net income, adjusted to exclude income taxes, interest expense, TARS program operating income, and separation costs incurred to become a public company, divided by adjusted revenue.
"Adjusted net income" is defined as net income, adjusted to exclude TARS program operating income and separation costs incurred to become a public company, net of taxes.
"Adjusted diluted earnings per share" is defined as net income, adjusted to exclude TARS program operating income and separation costs incurred to become a public company, net of taxes divided by the weighted average diluted common shares outstanding.
“Free cash flow” is defined as GAAP net cash provided by operating activities less capital expenditures.

(In thousands)	Three Months Ended
Adjusted Revenue (Non-GAAP Measure)	March 27, 2015	March 29, 2014
Revenue	$260,920	$303,951
TARS revenue ¹	—	(7,299)
Adjusted revenue	$260,920	$296,652

¹ TARS program historical revenue, which has been retained by Exelis

Exhibit 99.1

(In thousands)	Three Months Ended
Adjusted Operating Income (Non-GAAP Measure)	March 27, 2015	March 29, 2014
Net income	$4,965	$11,235
Income taxes	2,794	6,343
Interest income (expense)	(1,596)	22
Operating income	9,355	17,556
Operating margin	3.6%	5.8%
TARS operating income ¹ (pretax)	—	(902)
Separation costs ² (pretax)	146	2,110
Adjusted operating income	$9,501	$18,764
Adjusted operating margin	3.6%	6.3%

¹ TARS program historical operating income, which has been retained by Exelis.
² Costs incurred to become a stand-alone public company

(In thousands, except for per share data)	Three Months Ended
Adjusted Diluted Earnings Per Share	March 27, 2015	March 29, 2014
Net income	$4,965	$11,235
TARS operating income ¹ (pretax)	—	(902)
Separation costs ² (pretax)	146	2,110
Tax impact of adjustments	(53)	(436)
Adjusted net income	$5,058	$12,007
GAAP EPS - diluted	$0.46	$1.07
Adjusted EPS - diluted	$0.47	$1.15

Weighted average common shares outstanding - diluted	10,780	10,474

¹ TARS program historical operating income, which has been retained by Exelis.
² Costs incurred to become a stand-alone public company

(In thousands)	Three Months Ended
Free Cash Flow (Non-GAAP Measure)	March 27, 2015	March 29, 2014
Net cash used in operating activities	$(27,229)	$(56,451)
Subtract:
Capital expenditures	(465)	(507)
Free cash flow	$(27,694)	$(56,958)

Exhibit 99.1

SUPPLEMENTAL INFORMATION

	Three Months Ended
(In thousands)	March 27, 2015		March 29, 2014
Military branch	Revenue	% of Total	Revenue	% of Total
Army	236,262	91%	270,116	89%
Navy	6,459	2%	5,695	2%
Air Force	17,891	7%	19,872	7%
Marines	308	—%	903	—%
Other U.S Government¹	—	—%	7,365	2%
Total Revenue	260,920		303,951

¹ TARS program, which was retained by Exelis

	Three Months Ended
(in thousands)	March 27, 2015		March 29, 2014
Contract type	Revenue	% of Total	Revenue	% of Total
Firm-Fixed-Price	53,484	20%	75,877	25%
Cost-Plus and Cost Reimbursable ¹	207,436	80%	228,074	75%
Total Revenue	260,920		303,951

¹ Includes time and material contracts

	Three Months Ended
(In thousands)	March 27, 2015		March 29, 2014
Contract Relationship	Revenue	% of Total	Revenue	% of Total
Prime Contractor	231,606	89%	257,876	85%
Sub Contractor	29,314	11%	46,075	15%
Total Revenue	260,920		303,951
Source: Vectrus, Inc.